UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 15, 2014

ATMI, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-16239	06-1481060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7 Commerce Drive, Danbury, Connecticut	06810
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 794-1100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 15, 2014, ATMI, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) to consider and vote on (i) a proposal to adopt the Agreement and Plan of Merger, dated as of February 4, 2014 (as it may be amended from time to time), by and among the Company, Entegris, Inc. (“Parent”) and Atomic Merger Corporation, a wholly owned subsidiary of Parent (“Merger Sub”) (such agreement, the “Merger Agreement”), pursuant to which Merger Sub would merge with and into the Company (the “Merger”), with the Company as the surviving corporation and a wholly owned subsidiary of Parent; (ii) a proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement; and (iii) a non-binding advisory proposal to approve the golden parachute compensation payable to the Company’s named executive officers in connection with the Merger.

The proposal to adopt the Merger Agreement was approved by the Company’s stockholders.  The final report of the votes for this proposal was as follows:

For	Against	Abstain	Broker Non-Votes
27,254,413	28,652	160,939	0

The proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement was approved by the Company’s stockholders.  The final report of the votes for this proposal was as follows:

For	Against	Abstain	Broker Non-Votes
25,514,997	1,779,220	149,787	0

The non-binding advisory proposal to approve the golden parachute compensation payable to the Company’s named executive officers in connection with the Merger was approved by the Company’s stockholders.  The final report of the votes for this proposal was as follows:

For	Against	Abstain	Broker Non-Votes
20,794,763	3,993,685	2,655,556	0

Adjournment of the Special Meeting was not necessary because there were sufficient votes at the time of the Special Meeting to adopt the Merger Agreement.

Item 8.01. Other Events.

On April 15, 2014, the Company issued a press release announcing the results of the Special Meeting, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Approval from the Taiwan Fair Trade Commission is the only required regulatory approval for the Merger that remains outstanding.  We currently expect to receive this approval by the end of April 2014 and, subject to the satisfaction of the other conditions to closing of the Merger, expect to close the Merger promptly thereafter in accordance with the terms of the Merger Agreement. However, there can be no assurance that the closing of the Merger will occur by that time or at all.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
99.1	Press Release, dated April 15, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMI, Inc.

By:	/s/ Timothy C. Carlson
Timothy C. Carlson Executive Vice President, Chief Financial Officer and Treasurer

Date:  April 15, 2014

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated April 15, 2014.

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